UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2008, all of the conditions subsequent provided for under that certain purchase agreement (the “Purchase Agreement”) dated as of February 11, 2008 between The Sagemark Companies Ltd. (the “Company”) and Premier P.E.T. Imaging International, Inc. (“Premier”), the Company’s wholly owned subsidiary and two newly formed entities Sagemark Rockville, LLC and Sagemark Forest, LLC (the “Buyers”) pursuant to which Premier agreed to sell its membership interest in Premier P.E.T. of Long Island, LLC (the “Long Island LLC”) and P.E.T. Management of Queens, LLC (the “Queens LLC”) two management companies that provided services to PET imaging centers in Rockville Centre and Forest Hills, New York were satisfied and the sale transaction was deemed completed. Prior to the transaction, Premier owned a 51% membership interest the Long Island, LLC and an 80% membership interest in the Queens, LLC. The Buyers are owned or controlled by a former employee of the Company who also rendered marketing services to the Company through a separate entity owned or controlled by him.

Premier sold its aforementioned 51% membership interest in the Long Island LLC for a cash purchase price of $325,000, of which $50,000 was paid to Premier on February 11, 2008, $200,000 (less the Company’s legal fees of $35,000) was paid to Premier on February 25, 2008 and the $75,000 balance thereof is payable to Premier on or before March 1, 2008.

Premier sold its aforementioned 80% membership interest in the Queens LLC for a purchase price consisting of (i) 20% of the gross amount of distributions (the “Queens Distributions”), if any, received by the Buyers from the Queens LLC in each month during a period beginning on February 11, 2008 and ending on the date, if any, of the sale of the Queens LLC, (ii) an amount equal to $750,000 less any such Queens Distributions received by Premier, upon and subject to any such sale of the Queens LLC, and (iii) all amounts in excess of $300,000 of management fees payable to the Queens LLC as of February 11, 2008, when, as and if any such amounts are received by the Queens LLC.

The Company and Premier delivered to the Buyers releases of all indebtedness of the Long Island LLC and the Queens LLC to the Company and Premier. The Buyers delivered assignment and assumption agreements, or similar documents, from three equipment lenders who financed the lease or purchase of the diagnostic imaging equipment utilized in both of such imaging centers, and the leasehold improvements installed therein, pursuant to which the Buyers assumed the indebtedness to such lenders and agreed to indemnify and hold Sagemark and Premier harmless from any liabilities or obligations to such lenders with respect to such indebtedness subsequent to February 11, 2008. Sagemark will remain as a guarantor of a portion of the indebtedness of approximately $1,667,000 owed by the Queens LLC to one of such equipment lenders, which guaranty shall be in the maximum amount of $1,000,000, reducing in amount over a 24 month period, at which time the guaranty will expire. Sagemark will also remain as a guarantor of the indebtedness of the Long Island LLC to another of the equipment lenders, which indebtedness will approximate $458,000, which guaranty will remain in effect for a period of 15 months from February 11, 2008.

The Company remains obligated under two separate premises lease agreements pursuant to which the Company leased the facilities for both of the imaging centers managed by the Long Island LLC and Queens LLC. The Buyers have agreed to indemnify and hold the Company harmless from any liability or obligation incurred with respect to both of such lease agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

10.1    Purchase Agreement dated as of February 11, 2008 by and between The Sagemark Companies, Ltd., Premier P.E.T. Imaging International, Inc., Sagemark Rockville, LLC and Sagemark Forest, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By:	/s/ Ron Lipstein
Ron Lipstein, President and Chief Executive Officer

Date: February 27, 2008

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).